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                                                                  Exhibit 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of West TeleServices Corporation on Form S-1 of our report on the combined financial statements of West Telemarketing Corporation and affiliated companies dated March 1, 1996 (October 10, 1996 as to Notes H and I), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 1, 1996 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Omaha, Nebraska

October 10, 1996